Vitran Corporation to Present at Bear Stearns Global Transportation Conference on May 12

Thursday May 5, 1:14 pm ET

Vitran Management Presentation to be Webcast Live

TORONTO—(BUSINESS WIRE)—May 5, 2005— Vitran Corporation Inc. (NASDAQ:VTNC - News; TSX:VTN — News), a North American transportation and logistics firm, today announced it is scheduled to present at the Bear Stearns Global Transportation Conference on Thursday, May 12, 2005. Vitran President & Chief Executive Officer Rick Gaetz will address the investment community at approximately 2:20 p.m. ET in New York City.

Interested parties can access a live audio webcast of the Vitran presentation at the Vitran website www.vitran.com, under the “Investor Relations” section. An audio replay of the presentation will be available by the end of the day and will be archived for 90 days.

About Vitran Corporation Inc.

Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC — News; TSX:VTN — News), visit the website at www.vitran.com.

Vitran Corporation Inc. (TSX:VTN — News; NASDAQ:VTNC — News)

Contact:

Vitran Corporation Inc.
Richard Gaetz
President/CEO
(416) 596-7664
OR
Vitran Corporation Inc.
Sean Washchuk
VP Finance/CFO
(416) 596-7664
OR
Jaffoni & Collins Incorporated
Robert Rinderman
(212) 835-8500
OR
Jaffoni & Collins Incorporated
Purdy Tran
(212) 835-8500

VTNC@jcir.com